EXHIBIT 15.1
August 6, 2013
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated August 6, 2013 on our review of interim financial information of Tenneco, Inc. for the three and six month periods ended June 30, 2013 and 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2013 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358), and on Form S-3 (333-159305).

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, WI